As filed with the Securities and Exchange Commission on August 18, 1995.
                           File No. 33-__________

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                          ________________________
                                  FORM S-8
                           REGISTRATION STATEMENT
                                    UNDER
                         THE SECURITIES ACT OF 1933

                   SEACOAST BANKING CORPORATION OF FLORIDA
             (Exact Name of Issuer as Specified in its Charter)

               Florida                                59-2260678
    (State or Other Jurisdiction of                (I.R.S. Employer
     Incorporation or Organization)             Identification Number)

                             815 Colorado Avenue
                         Stuart, Florida 34995-9012
                               (407) 287-4000
            (Address, including zip code, and telephone number of
                        Principal Executive Offices)

                   SEACOAST BANKING CORPORATION OF FLORIDA
            1991 STOCK OPTION AND STOCK APPRECIATION RIGHTS PLAN
                          (Full Title of the Plan)

                               DALE M. HUDSON
                    President and Chief Executive Officer
                   SEACOAST BANKING CORPORATION OF FLORIDA
                             815 Colorado Avenue
                         Stuart, Florida 34995-9012
                               (407) 287-4000
     (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ___________________

                       CALCULATION OF REGISTRATION FEE

                                                Proposed         Proposed
                                                Maximum          Maximum             Amount of
Title of Securities          Amount to          Offering Price   Aggregate           Registration
to be Registered             be Registered(1)   Per Unit(2)      Offering Price(2)   Fee


Class A Common Stock, $.01   300,000 shares     $21.44           $6,432,000          $2,217.93
par value per share


<F1> This Registration Statement also covers any additional shares that may hereafter become issuable as a result of the adjustment and anti-dilution provisions of the Registrant's 1991 Stock Option and Stock
     Appreciation Rights Plan.
<F2> Determined in accordance with Rule 457(h), the registration fee calculation is based on the average of the high and low prices of the Registrant's Class A Common Stock reported on the Nasdaq National Market on August 15, 1995.


PART II.  INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents are incorporated by reference into this Registration Statement and are deemed to be a part hereof from the date of the filing of such documents:

      (1) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994.

      (2) All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Registrant's 1994 Annual Report on Form 10-K, including without limitation the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995.

      (3) The description of Class A Common Stock contained in the Registrant's Registration Statement filed under Section 12 of the Exchange Act, including all amendments or reports filed for the purpose of updating such description.

      (4) All other documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities that remain unsold.


ITEM 4.  DESCRIPTION OF SECURITIES.  Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

      The legality of the Class A Common Stock registered hereby has been passed upon by Alston & Bird, counsel to the Registrant.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Article XII of the Registrant's Bylaws provides for mandatory indemnification of and advancement of expenses to the Registrant's directors and Board-elected officers substantially as follows.

      The Registrant is required to indemnify a director or Board-elected officer (and may indemnify any other officer or any employee or agent) of the Registrant who was or is a party to any proceeding (other than an action by, or in right of, the Registrant), by reason of the fact that he is or was a director, officer, employee, or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the Registrant or, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

      The Registrant is required to indemnify a director or Board-elected officer (and may indemnify any other officer or any employee or agent) of the Registrant who was or is a party to any proceeding by or in the right of the Registrant to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses and amounts paid in settlement not exceeding, in the judgment of the board of directors, the estimated expense of litigating the proceeding to conclusion, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof. Such indemnification shall be authorized if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification may be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable unless, and only to the extent that, the court in which such proceeding was brought, or any other court of competent jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

      To the extent that a director, officer, employee, or agent of a Registrant has been successful on the merits or otherwise in the defense of any proceeding referred to in the preceding subparagraphs, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith.

      Any indemnification of a director or Board-elected officer as aforesaid, unless pursuant to a determination by a court, shall be made by the Registrant only upon a determination in the specific case that indemnification of the person is proper in the circumstances because the person has met the applicable standard of conduct as set forth in such paragraphs. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who are not parties to such proceeding;
(b) if such a quorum is not obtainable or, even if obtainable, by majority vote of a committee duly designated by the board of directors (in which directors who are parties may participate) consisting solely of two or more directors who are not at the time parties to the proceeding; (c) by independent legal counsel selected by the board of directors described in paragraph (a) or the committee described in paragraph (b), or if a quorum of the directors cannot be obtained for paragraph (a) and the committee cannot be designated under paragraph (b), selected by a majority vote of the full board of directors (in which directors who are parties may participate); or (d) by the shareholders by a majority vote of a quorum consisting of shareholders who are not parties to such proceeding or, if no such quorum is obtainable, by a majority vote of shareholders who were not parties to such proceeding.

      Expenses incurred by a director or Board-elected officer in defending a civil or criminal proceeding shall be paid by the Registrant in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if he is ultimately found not to be entitled to indemnification by the Registrant.

      Indemnification and advancement of expenses provided pursuant to the Registrant's Bylaws are not exclusive, and the Registrant is empowered to make any other or further indemnification or advancement of expenses of any of its directors, officers, employees, or agents, under any bylaw, agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, unless a judgment or other final adjudication establishes that such person's actions or omissions to act were material to the cause of action so adjudicated and constitute (a) a violation of the criminal law, unless such person had reasonable cause to believe that his conduct was lawful or had no reasonable cause to believe that his conduct was unlawful; (b) a transaction from which such person derived an improper personal benefit; (c) in the case of a director, a circumstance under which the liability provisions of Section
607.0834 of the FBCA are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor, or in a proceeding by or in the right of a shareholder.

      The Registrant is empowered to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Registrant or is or was serving at the request of the Registrant as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the Registrant would have the power to indemnify him against such liability under the Bylaws or applicable Florida law.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.  Not Applicable.


ITEM 8.  EXHIBITS

      The exhibits included as part of this Registration Statement are as follows:


Exhibit Number    Description


4.01 Articles of Incorporation, as amended, of the Registrant (incorporated herein by reference from the Registrant's Annual Report on Form 10-K for the year ended December 31, 1988, File No. 0-13660, dated March 31, 1989)


4.02 Bylaws, as amended, of the Registrant (incorporated herein by reference from Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992, File No. 0-13660, dated March 17, 1993)

5.01              Opinion of Counsel to the Registrant

23.01             Consent of Counsel (included in Exhibit 5.01)

23.02             Consent of Independent Certified Public Accountants

24.01             Power of Attorney (included in Part II of this Registration
                  Statement)


ITEM 9.  UNDERTAKINGS

      (a)  The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities being offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's articles of incorporation, bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                 SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stuart, Florida, on August 15, 1995.


                                      SEACOAST BANKING CORPORATION
                                      OF FLORIDA


                                      By:  /DALE M. HUDSON/
                                          Dale M.. Hudson
                                          President and Chief Executive Officer


                              POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Dale M. Hudson and William R. Hahl, and either of them (with full power in each to act alone), as true and lawful attorneys-in-fact, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes may lawfully do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                  Capacity                         Date


/DALE M. HUDSON/           President and Chief Executive    August 15, 1995
Dale M. Hudson             Officer (Principal Executive
                           Officer and Director)


/WILLIAM R. HAHL/          Senior Vice President and        August 15, 1995
William R. Hahl            Chief Financial Officer
                           (Principal Financial Officer)


/JOHN R. TURGEON/          Controller                       August 15, 1995
John R. Turgeon            (Principal Accounting Officer)


/JEFFREY C. BRUNER/        Director                         August 15, 1995
Jeffrey C. Bruner


/JOHN H. CRANE/            Director                         August 15, 1995
John H. Crane


/EVANS CRARY, JR./         Director                         August 15, 1995
Evans Crary, Jr.


/DENNIS S. HUDSON, JR./    Director (Chairman)              August 15, 1995
Dennis S. Hudson, Jr.


/DENNIS S. HUDSON, III/    Director                         August 15, 1995
Dennis S. Hudson, III


_______________________    Director
John R. Santarsiero, Jr.


_______________________    Director
Thomas H. Thurlow, Jr.

                                EXHIBIT INDEX
                                     TO
                     REGISTRATION STATEMENT ON FORM S-8

Exhibit Number    Description


4.01 Articles of Incorporation, as amended, of the Registrant (incorporated herein by reference from the Registrant's Annual Report on Form 10-K for the year ended December 31, 1988, File No. 0-13660, dated March 31, 1989)

4.02 Bylaws, as amended, of the Registrant (incorporated herein by reference from Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1992, File No. 0-13660, dated March 17, 1993)

5.01              Opinion of Counsel of the Registrant

23.01             Consent of Counsel (included in Exhibit 5.01)

23.02             Consent of Independent Certified Public Accountants

24.01             Power of Attorney (included in Part II of this Registration
                  Statement)